UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Irvine Sensors Corporation (the “Company”) received notification from the Listing Qualifications department of The Nasdaq Stock Market indicating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5550(a)(2).

The Nasdaq notice indicated that, in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until March 15, 2010, to regain compliance. If, at any time before March 15, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq Staff will provide the Company with written notification that it has achieved compliance with Rule 5550(a)(2).

If the Company does not regain compliance with Rule 5550(a)(2) prior to March 15, 2010, Nasdaq Staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a Hearing’s Panel.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to March 15, 2010, but meets all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price, then the Company will have an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

Item 3.02.	Unregistered Sales of Equity Securities.

Irvine Sensors Corporation (the “Company”) issued 15,000 shares of common stock on August 19, 2009 to an accredited investor, a financial advisory and investment banking firm that the Company had engaged to assist it to raise additional capital and to provide financial advisory services. The Company also issued (i) 25,000 shares of common stock to an accredited institutional investor upon such investor’s conversion on June 3, 2009 of $10,000 of the stated value of the Series A-1 10% Cumulative Convertible Preferred Stock (the “Series A-1 Stock”) of the Company, (ii) 350,000 shares of common stock to two accredited institutional investors upon such investors’ conversion on September 14, 2009 of $140,000 of the stated value of the Series A-1 Stock of the Company, (iii) 450,000 shares of common stock to the same two accredited institutional investors upon such investors’ conversion on September 15, 2009 of $180,000 of the stated value of the Series A-1 Stock of the Company, (iv) 350,000 shares of common stock to the same two accredited institutional investors upon such investors’ conversion on September 16, 2009 of $140,000 of the stated value of the Series A-1 Stock of the Company, and (v) 500,000 shares of common stock to an accredited institutional investor upon such investor’s conversion on September 17, 2009 of $200,000 of the stated value of the Series A-1 Stock of the Company. As a result of the issuances on September 15, 2009, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last periodic report that it filed with the Securities and Exchange Commission. The above-described sales of shares of common stock have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each investor has represented that it is an accredited investor, as that term is defined in Regulation D, and that it has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Irvine Sensors Corporation, dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: September 18, 2009	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer